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                                                                     EXHIBIT 3.1

                            ARTICLES OF AMENDMENT TO
                          ARTICLES OF INCORPORATION OF
                              LOUISIANA SHIP, INC.


         Pursuant to the terms and provisions of Article 4.04 of the Texas Business Corporation Act, Louisiana Ship, Inc., a Texas corporation, adopts the following Articles of Amendment to its Articles of Incorporation.


                                       I.

         The name of the corporation is Louisiana Ship, Inc.


                                      II.

         The Articles of Incorporation are amended as follows:


         Article I of the Articles of Incorporation shall be amended in its entirety by substituting the following therefor:

                                "CORPORATE NAME

         The name of the corporation is Newpark Shipbuilding--Greens Bayou, Inc."


                                      III.

         Each amendment made by the Articles of Amendment to the Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act. The Articles of Amendment to the Articles of Incorporation, including each amendment set forth above, were adopted by the shareholders of the corporation on July 31, 1998.



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                                      IV.

         The number of shares of the corporation outstanding at the time of the adoption of, and entitled to vote on, these amendments was Eight Hundred Thousand (800,000).


                                       V.

         The number of shares that voted for these amendments was Eight Hundred Thousand (800,000), and no shares were voted against the amendment.


                                      VI.

         The Articles of Amendment to the Articles of Incorporation do not provide for an exchange, reclassification or cancellation of issued shares.


                                      VII.


         The Articles of Amendment to the Articles of Incorporation do not effect a change in the amount of stated capital.


         Dated:  July 31, 1998.


                                                    LOUISIANA SHIP, INC.


                                                    BY:  /s/ FRANK W. EAKIN
                                                       ----------------------
                                                         FRANK W. EAKIN
                                                         PRESIDENT


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